UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 25, 2015 (November 20, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 20, 2015, Comstock Two Rivers I, L.C. and Comstock Two Rivers II, L.C., each a wholly-owned subsidiary of Comstock Holding Companies, Inc., (collectively known as “CTR”) received notices of default from Two Rivers Associates LLC under Sales Contracts originally dated May 29, 2014 (the “Two Rivers Contracts”) for their purported failure to purchase the minimum amount of finished townhome lots required by the lot takedown schedule set forth in the Two Rivers Contracts. According to the notices of default, CTR has ten (10) days to cure the default. In the event CTR is ultimately deemed to be in default under the Two Rivers Contracts, the sole remedy for CTR’s failure to cure the purported default is forfeiture of it purchase money deposit in the current aggregate outstanding amount of $1,444,000. CTR and Two Rivers Associates LLC are currently in discussions regarding the Two Rivers Contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer